EXHIBIT 5.1

                                     LETTERHEAD OF SONFIELD and SONFIELD

                                              April 3, 2001

Board of Directors
Entertainment Technologies and Programs, Inc.
16055 Space Center Blvd., Suite 230
Houston, Texas 77062

Ladies and Gentlemen:

         We have acted as counsel to Entertainment Technologies and Programs, Inc. ("the Company"), a Delaware corporation, in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale of up to 1,218,217 shares of its Common Stock, par value $.001 per share (the
 "Common Stock"), issuable to the consultants of the Registrant as set forth herein to the following named persons:

 NAME                          NUMBER OF SHARES                DATE OF AGREEMENT
 ----                          ----------------                -----------------
Philip W. Johnston                   325,000                       April 3, 2001
Kirk W. Evans                        100,000                    October 13, 2000
David Epstein                        223,000                    December 1, 2000
Jack A. Kanz                         105,000                      March 26, 2001
Martin R. Nathan                     400,000                    January 26, 2001
Kevin P. Regan                       32,608                        April 3, 2001
Robert E. Chamberlain, Jr.           32,609                        April 3, 2001

(the "Consulting Agreements")

         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable in connection with this opinion, including the Company's Certificate of Incorporation as amended, the Company's Bylaws, as amended, and the Consulting Agreements. In our examination we have assumed (without any independent investigation) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photo static copies, the authenticity of originals of such copies and the authenticity of telegraphic or telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon (without any independent investigation) certificates or telegraphic or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or its representatives or officers.

         Based upon the foregoing, we are of the opinion that when the aforementioned shares of Common Stock issued by the Company are issued in accordance with the terms of the Consulting Agreements, such shares will be legally issued, fully paid and non-assessable.

         This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities
Act.

         We are admitted to the bar in the State of Texas, and we do not express any opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware, and we express no opinion as to the effect of any other laws on the opinions stated herein.

         The opinions expressed herein are as of the date hereof and are based on the assumptions set forth herein and the laws and regulations  currently in effect,  and we do not undertake and hereby  disclaim any obligation to advise you of any change with respect to any matter set forth herein.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/Sonfield & Sonfield

Sonfield and Sonfield